                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                STRATASYS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 STRATASYS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 11, 2000

To the Stockholders of Stratasys, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Stratasys Inc., a Delaware corporation (the "Company"), will be held on May 11, 2000, at the Fifth Seasons Room, Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota 55402, at the hour of 3:30 p.m., for the following purposes:

         1. To elect six Directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To approve the adoption of the Company's 2000 Incentive Stock Option Plan.

         3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         Only stockholders of record at the close of business on April 6, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Eden Prairie, Minnesota                       By Order of the Board of Directors
April 7, 2000                                 Thomas W. Stenoien
                                              Secretary

                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ACTIONS TO BE TAKEN AT THE ANNUAL MEETING..............................................................      2

PROPOSAL 1. ELECTION OF DIRECTORS......................................................................      2
         Biographical Information about Nominees.......................................................      2

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS..............      3
         Meetings of the Board of Directors and Information Regarding Committees.......................      3
         Changes in Number and Composition of the Board of Directors...................................      3
         Executive Officers............................................................................      4
         Compliance with Section 16(a) of the Exchange Act.............................................      4

EXECUTIVE COMPENSATION.................................................................................      4
         Summary Compensation..........................................................................      4
         Summary Compensation Table....................................................................      4
         Option Grants in Last Fiscal Year.............................................................      5
         Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values......................      6
         Directors' Fees...............................................................................      6
         Employment Agreements.........................................................................      7
         Compensation Committee Interlocks and Insider Participation ..................................      7
         Report of the Compensation Committee of the Board of Directors on Executive Compensation......      7
         Executive Compensation Programs...............................................................      7
         Chief Executive Officer Compensation..........................................................      8
         Stock Option Plans............................................................................      8

PERFORMANCE GRAPH......................................................................................      9

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................................     10

CERTAIN TRANSACTIONS...................................................................................     12

PROPOSAL 2. APPROVAL BY STOCKHOLDERS OF THE COMPANY'S 2000 INCENTIVE STOCK OPTION PLAN.................     13

         General.......................................................................................     13
         Eligibility for Participation.................................................................     13
         Administration................................................................................     13
         Terms of Options..............................................................................     14
         Termination, Modification and Amendment of the Plan...........................................     14
         Adjustments Upon Changes in Capitalization....................................................     15
         Federal Income Tax Consequences...............................................................     15
         New Plan Benefits.............................................................................     16

INDEPENDENT ACCOUNTANTS................................................................................     17

OTHER MATTERS..........................................................................................     17

EXPENSES...............................................................................................     17

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS..........................................................     18

AVAILABLE INFORMATION..................................................................................     18

                                 STRATASYS, INC.
                               14950 MARTIN DRIVE
                       EDEN PRAIRIE, MINNESOTA 55344-2020
                                 (612) 937-3000
                                WWW.STRATASYS.COM

                                ----------------

                                 PROXY STATEMENT

                                 ---------------

         The Board of Directors of Stratasys, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on May 11, 2000. The record date of this proxy solicitation is April 6, 2000. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the approval of the adoption of the Company's 2000 Incentive Stock Option Plan. The Board of Directors anticipates that all of its nominees for election to the Company's Board of Directors will be available for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

         In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about April 10, 2000.

         The total number of shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding as of April 6, 2000, was 6,109,061 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on April 6, 2000 will be entitled to vote at the Annual Meeting or any adjournments thereof.

         The affirmative vote by holders of a plurality of the votes represented at the Annual Meeting is required for the election of Directors, and the affirmative vote of holders of a majority of shares entitled to vote is required to approve the 2000 Incentive Stock Option Plan. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 14950 Martin Drive, Eden Prairie, Minnesota, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list will also be available at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following six persons, all of whom are incumbent Directors.

         The following table sets forth information concerning the nominees:

NAME                          Age           Position
----                          ---           --------
S. Scott Crump                46            Chairman of the Board of Directors, Chief Executive Officer,
                                            President and Treasurer

Ralph E. Crump                76            Director

Clifford H. Schwieter         52            Director

Arnold J. Wasserman           62            Director

Gregory L. Wilson             52            Director

Cameron Truesdell             42            Director

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

         S. SCOTT CRUMP has served as Chief Executive Officer, President, Treasurer and a director of the Company since its inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which is now called SI Technologies, Inc., a public company, and a leading manufacturer of force, load and pressure transducers. Mr. Crump remains on its board of directors and is a significant shareholder of that company. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of the Company.

         RALPH E. CRUMP has been a director of the Company since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is also a founder and director of Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices having sales of $200 million and listed on the New York Stock Exchange; Chairman of IMTEC, Inc., which manufactures bar code labeling equipment; and Chairman of SI Technologies, Inc. In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until December 1986. Mr. Crump is also a director and co-founder of Mity-Lite, Inc., a public company that manufactures institutional tables. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of Scott Crump.

         CLIFFORD H. SCHWIETER has been a director of the Company since July 1994. Since April 1994, Mr. Schwieter has been the President and a Managing Director of C.H. Schwieter and Associates, a financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE's Calma Company from 1985 to 1986 and was responsible for that subsidiary's worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

         ARNOLD J. WASSERMAN has been a director of the Company since 1994, as the designee of the M.H. Meyerson & Co., Inc., the underwriter of the Company's initial public offering. Mr. Wasserman has, for the past 30 years, been a principal of P & A Associates, a leasing/consulting firm. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is a director and chairman of the audit committee of Micros-to-Mainframes, Inc., a publicly traded company.

         GREGORY L. WILSON has been a director of the Company since 1994. He is the co-founder of Mity-Lite, Inc. (Nasdaq: MITY) and has served as President and Chairman of the Board of that company since its inception in 1987. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc. in Provo, Utah. Mr. Wilson is an active investor in small, privately held manufacturing concerns.

         CAMERON TRUESDELL has been a director of the Company since February 1999. He was the founder of LTC, Incorporated, an insurance marketing firm sold to General Electric Capital Assurance and served as LTC's Chairman from 1985 to1997. Mr. Truesdell also served as Chairman of the Board of Directors of Global Kinetics until September 1999 and Adelide Inc. from 1997 to January, 2000. Mr. Truesdell is on the Board of Earthstone International LLC, a privately held company.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

         The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

         The Audit Committee is composed of Arnold J. Wasserman (Chairman), Gregory Wilson and Clifford H. Schwieter. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held four (4) meetings in 1999.

         The Company's Compensation Committee is composed of Clifford H. Schwieter (Chairman), Cameron E. Truesdell, Arnold J. Wasserman and Gregory L. Wilson. The duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held four (4) meetings in 1999.

         The Board of Directors held seven (7) meetings in 1999. All Directors attended at least 75% of the total number of Board meetings and of the meetings of committees on which they served.

CHANGES IN NUMBER AND COMPOSITION OF THE BOARD OF DIRECTORS

         Pursuant to the power granted to the Board of Directors under the Company's certificate of incorporation and by-laws, on February 10, 1999, the Board amended the Company's by-laws to increase the number of directors constituting the Board from five to six. The Board also appointed Cameron Truesdell to the vacancy created by the increase in the number of Directors. Mr. Truesdell was elected as a director at the 1999 Annual Meeting and has been nominated for election to the Board at the Annual Meeting.

EXECUTIVE OFFICERS

         In addition to Scott Crump, the Company's Chairman, President, Chief Executive Officer, and Treasurer, the following individual serves as an executive officer of the Company:

         THOMAS W. STENOIEN, 49, has served as Chief Financial Officer of the Company since May 1997 and as Corporate Secretary since January 1999. Mr. Stenoien joined the Company in February 1993 as Controller and has also served as Director of Finance. Before joining the Company, Mr. Stenoien served as Controller of Anderberg Lund Printing Co. and as Accounting Manager for Braemar Corporation.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1999, except that each director and executive officer filed a late Form 5 reporting grants of options during 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth the cash and non-cash compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 to the Company's Chief Executive Officer and each other executive officer whose compensation exceeded $100,000 during such year.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                         ANNUAL COMPENSATION                  COMPENSATION
                                             --------------------------------------------     -------------
                                                                                OTHER          SECURITIES
        NAME AND                                                                ANNUAL         UNDERLYING
  PRINCIPAL POSITION(1)            YEAR      SALARY           BONUS          COMPENSATION     OPTIONS/SAR's
  ---------------------            ----      ------           -----          ------------     -------------
S. Scott Crump                     1999      $136,500(3)      $25,000(4)            --           25,000
Chairman, President, CEO           1998      $130,000(3)      $     0               --           10,000
and Treasurer(2)                   1997      $121,115(3)      $35,000               --           25,750

Thomas Stenoien                    1999      $ 94,431         $32,500(5)            --           10,000
Chief Financial Officer and        1998      $ 90,000         $13,000(6)       $ 1,730(7)         6,000
Corporate Secretary

----------

(1) James P. Foley resigned as Vice President of Engineering on November 26, 1999. In 1999, the Company paid Mr. Foley $113,604 in salary and $25,000 as a bonus and granted him options to purchase 7,000 shares of common stock.

(2)      Mr. Crump also served as Chief Financial Officer until May 1997.

(3) Mr. Crump was paid at the rate of $95,000 per year through March 1997. Commencing April 1997, upon approval of the Board of Directors, Mr. Crump was paid at the rate of $130,000 per year for the remainder of 1997 and through December 1999. In February 1999, the Board of Directors increased Mr. Crump's annual compensation retroactively to $136,500.

(4)      $17,500 of this bonus was earned in 1999 and paid in 2000.

(5)      $21,500 of this bonus was earned in 1999 and paid in 2000.

(6)      This bonus was earned in 1998 and paid in 1999.

(7)      Payment for unused vacation pay earned in 1998.

         The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during the year ended December 31, 1999 and exercise information.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                             Potential Realizable
                                                                                               Value At Assumed
                                                                                                Annual Rates of
                           Number of         Percent of                                           Stock Price
                          Securities        Total Options                                      Appreciation For
                          Underlying         Granted to                                         Option Term(4)
                            Options         Employees in        Exercise     Expiration         --------------
         NAME(1)        Granted(#) (2)     Fiscal Year (3)    Price($/sh)       Date            5%         10%
         -------        --------------     ---------------    -----------       ----           ---         ---
S. Scott Crump               15,000              3.6%            $5.50        02/11/04       $7,880      $31,500
                             10,000              2.4%            $5.00        10/20/02         -0-       $   400

Thomas W. Stenoien            4,000              1.0%            $5.00         2/11/05       $5,280      $13,440
                              6,000              1.4%            $5.00        10/20/02         -0-       $   240

----------

(1) James P. Foley resigned as Vice President of Engineering on November 26, 1999. In 1999, the Company granted Mr. Foley options to purchase 6,000 shares of common stock at $5.00 per share expiring on February 11, 2005, which constituted 1.4% of all options granted to employees, and options to purchase 1,000 shares of common stock at $5.00 per share expiring on October 20, 2002, which constituted .2% of all options granted to employees. The 6,000 options would have a potential realizable value of $7,920 at 5% appreciation and $20,160 at 10% appreciation. The 1,000 options would have no value at either 5% or 10% appreciation.

(2) Stock options granted under the Company's stock option plans are intended to qualify as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of these plans, ISO's may be granted to officers and other key employees of the Company for a maximum term of 10 years. The price per share of an ISO may not be less than the fair market value of the Company's shares on the date the ISO is granted. However, ISO's granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the ISO is granted. The maximum number of ISO's is limited to such number so that the aggregate fair market value, determined as of the date the ISO's are granted, of the shares of Common Stock with respect to which ISO's are exercisable for the first time during any calendar year shall not exceed $100,000. Any options granted in excess of the $100,000 limitation would not qualify as ISO's under the Internal Revenue Code.

(3) The Company granted a total of 416,100 option to employees in the fiscal year ended December 31, 1999.

(4) The fair market value of the Company's common stock on February 12, 1999, the date of grant of options expiring in 2004 or 2005, was $4.72 per share. The fair market value of the Company's common stock on October 21, 1999, the date of grant of options expiring in 2002, was $3.79. The potential realizable value of the options expiring in 2002 would be less than $5.00 at compounded appreciation of 5%.

         The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during the year ended December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                         SHARES
                        ACQUIRED                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-THE-
                           ON         VALUE          UNDERLYING UNEXERCISED              MONEY OPTIONS/SARS AT
        NAME (1)        EXERCISE     REALIZED      OPTIONS/SARS AT FY-END (#)                FY-END ($)(2)
        --------        --------     --------      --------------------------                -------------
                          (#)          ($)       EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                          ---          ---       -----------      -------------     -----------      -------------
S. Scott Crump            -0-          -0-         22,950            39,800           11,250            67,500

Thomas W. Stenoien        -0-          -0-         11,450            16,200            8,988            31,500

-----------

(1) James P. Foley resigned as Vice President of Engineering on November 26, 1999. Mr. Foley did not exercise any options in 1999 and had options to purchase 5,000 shares at the end of the fiscal year. The value of Mr. Foley's exercisable in-the-money options at the end of the fiscal year was $2,250. Certain of Mr. Foley's unexercisble options expired upon termination of his employment.

(2) Based upon a closing price of $7.250 on the Nasdaq National Market on December 31, 1999.


DIRECTORS' FEES

         Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Three Directors received a non-qualified stock option to purchase 30,000 shares of the Company's Common Stock upon commencement of their service on the Board of Directors. One of such directors was granted options before the Company's August 1994 stock split, and his options currently entitle him to purchase 43,118 shares of Common Stock. In July 1997, and in November 1998, respectively, each of the four Directors who is not an employee of the Company also received a non-qualified stock option to purchase 15,000 and 6,000 shares of the Company's Common Stock, respectively, for their continued service on the Company's Board of Directors. In February 1999, a newly appointed Director received a non-qualified stock option to purchase 7,000 shares of the Company's Common Stock in connection with his service on the Board. In October 1999, one independent Director received a non-qualified option to purchase 20,000 shares of the Company's Common Stock in connection with his service on the Board. Three other Directors each received 15,000 non-qualified options for their service on the Board. In January 2000, four independent Directors received non-qualified options to purchase 5,000 shares of the Company's common stock in connection with their service on the Board.

EMPLOYMENT AGREEMENTS

         The Company entered into an Employment Agreement with S. Scott Crump, its President, on September 1, 1994, which became effective on October 20, 1994. The Employment Agreement expired in October 1997, and the Company and Mr. Crump have not entered into a new agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Members of the Compensation Committee have never served as officers or employees of the Company or officers or employees of any of the Company's subsidiaries. During the last fiscal year, no executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is composed of Messrs. Schwieter, Wasserman, Truesdell, and Wilson. It has the authority to administer the Company's executive compensation programs and the Company's stock incentive plans. The intent of the executive compensation program is to provide competitive levels of compensation in order to attract, retain, and motivate its executives. The goal is to align the interests of the Company's executives with those of the stockholders, and link total compensation to the individual performance and success of the Company.

EXECUTIVE COMPENSATION PROGRAMS

         The Company's executive compensation program consists of three principal components: base compensation, cash bonus, and stock options. In determining base compensation, the Compensation Committee considers prevailing industry salaries, historical compensation levels as compared with past performance, and expected future contributions of the executives. The Compensation Committee then recommends appropriate base compensation to the full Board of Directors.

         The Company also offers incentive plans under which executive officers may be paid cash bonuses. The compensation under these plans is dependent upon the achievement of certain financial, growth, and performance targets established by the Board of Directors prior to the start of each fiscal year.

         The Company also offers stock options as a component of its long-term incentive and retention program. Stock options are granted at the date of hire and periodically thereafter. These options align the interest of the executive officer with those of the stockholders, since it is only through stock appreciation linked to Company performance that the executive will benefit from these plans. In determining the amount of such grants, the Compensation Committee considers the executive's contribution to the Company's performance in the past, and the expected contribution of the executive to the Company's long term growth. The Company's policy is to fix the price of the options at or above the fair market value on the date of grant, thereby linking the executive's value realized directly to the gains realized by the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In determining Mr. Crump's total compensation, the Compensation Committee considered the Company's performance as measured by revenue, revenue growth, profitability, earnings per share, share valuation, and personal objectives. After considering Mr. Crump's performance in 1999, the Compensation Committee elected to grant Mr. Crump bonuses totaling $25,000. Base compensation, determined early in 1999, amounted to $136,500, reflecting a 5% increase from a base of $130,000 in 1998. The Compensation Committee granted Mr. Crump a total of 25,000 options in 1999 to reward Mr. Crump for his significant contributions to the Company and to increase his equity stake in the Company, further aligning his interests with those of the Company's stockholders.

Submitted March 31, 2000 by the members of the Compensation Committee.

                         Clifford H. Schwieter, Chairman

                              Cameron E. Truesdell

                               Arnold J. Wasserman

                                Gregory L. Wilson

STOCK OPTION PLANS

         The Company has established five employee stock option plans. The five plans provide for the grant of options to qualified employees (including officers and directors) of the Company, independent contractors, consultants and other persons to purchase an aggregate of 2,050,000 shares of Common Stock. The Compensation Committee of the Board of Directors administers the plans.

         Options to purchase 100,608 shares, which constitute the total number of shares authorized under the Stratasys, Inc. Employee Stock Option Plan #1, adopted in October 1990 ("Plan 1"), have all been granted. As of March 10, 2000, Options to purchase 96,587 shares under Plan 1 have been exercised, and 574 options have terminated. Plan 1 expires on April 19, 2001.

         Options to purchase 204,392 shares of Common Stock, which constitute the total number of shares authorized under the Amended and Restated Stratasys, Inc. 1994 Stock Plan ("Plan 2"), adopted in August 1994, have been granted, 35,950 of which have terminated or expired and are again available for grant. As of March 10, 2000, options to purchase 144,534 shares under Plan 2 have been exercised.

         The Stratasys, Inc. 1994-2 Stock Plan, as amended ("Plan 3"), adopted by the Board of Directors on December 13, 1994, originally authorized the purchase of 500,000 shares of Common Stock. On March 1, 1996, the Board of Directors authorized, and on May 23, 1996, the stockholders approved, amending Plan 3 to increase the number of shares authorized to 1,000,000 shares. Since its adoption, through March 10, 2000, options to purchase an aggregate of 1,439,252 shares have been granted under Plan 3, options to purchase 212,358 shares have been exercised, and 451,564 options have terminated, expired, or been canceled and are again available for grant.

         On February 13, 1998, the Board of Directors authorized, and on May 14, 1998, the stockholders approved the Company's 1998 Incentive Option Plan ("Plan 4"). Plan 4 authorized the grant of options to purchase an aggregate of 500,000 shares of Common Stock. Through March 10, 2000, options to purchase an aggregate of 544,800 shares have been granted under Plan 4, and 47,920 options have terminated and are again available for grant.

         On October 21, 1999, the Board of Directors authorized, subject to stockholders' approval, the Company's 2000 Incentive Stock Option Plan ("Plan 5"). Plan 5 authorized the grant of options to purchase an aggregate of 250,000 shares of Common Stock. Through March 10, 2000, options to purchase an aggregate of 132,200 have been granted under Plan 5.

                                PERFORMANCE GRAPH

         The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company's common stock with (b) the total return on the Nasdaq (US) Composite Index, and (c) the total return on a peer group index. The peer group is an index weighted by the relative market capitalization of the following three companies, which are in the rapid prototyping industry: 3-D Systems Corp., DTM Corp. and Helisys, Inc.

         The following graph assumes that $100 had been invested in each of Stratasys, the Nasdaq (US) Composite Index, and the three-member 2000 Peer Group on December 31, 1994. For purposes of the peer group investment, DTM Corp. and Helisys, Inc. are included only for the periods 1997 through 1999.

[SHAREHOLDER RETURNS GRAPH]

                                                     TOTAL SHAREHOLDER RETURNS

                                BASE      YEARS ENDING
                               PERIOD
COMPANY NAME / INDEX           DEC94      DEC95           DEC96            DEC97            DEC98            DEC99
-------------------------------------------------------------------------------------------------------------------
STRATASYS INC                   100       340.91          361.36           209.09            87.49           131.82
NASDAQ US INDEX                 100       141.33          173.89           213.07           300.25           542.43
PEER GROUP                      100       234.54          125.91            58.96            67.06            77.90



         The immediately preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that the Company makes with the SEC.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2000, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all Directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined by the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

       NAME AND ADDRESS                    AMOUNT AND NATURE                    PERCENTAGE OF
    OF BENEFICIAL OWNER(1)            OF BENEFICIAL OWNERSHIP(2)         OUTSTANDING SHARES OWNED(3)
----------------------------------------------------------------------------------------------------
S. Scott Crump (4)                             751,867 (5)                         12.24%

Thomas Stenoien (4)                             14,749 (6)                          *

Ralph E. Crump (4)                             336,830 (7)                          5.05%

Arnold J. Wasserman (4)                         77,500 (8)                          *

Clifford H. Schwieter (4)                       50,687 (9)                          *

Gregory L. Wilson (4)                           58,500 (10)                         *

Cameron Truesdell (4)                          547,050 (11)                         8.96%

All directors and executive                  1,837,183 (12)                        28.87%
officers as a group (7 persons)

------------
* Represents less than 1%.

(1) Does not include shares beneficially owned by James P. Foley, who resigned as Vice President of Engineering on November 26, 1999. As of the date of his resignation, Mr. Foley beneficially owned 5,000 shares of common stock, all of which constituted exercisable options.

(2) Under Securities and Exchange Commission rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(3)      Based on 6,109,061 shares of Common Stock outstanding as of March 31,
         2000.

(4) The address of this person is c/o Stratasys, Inc. 14950 Martin Drive, Eden Prairie, Minnesota 55344.

(5) Includes presently-exercisable options to purchase 22,950 shares of common stock and presently-exercisable warrants to purchase 8,000 shares of common stock. Does not include options to purchase 39,800 shares of common stock that are not presently exercisable. Also includes 358,787 shares of common stock directly owned by Lisa H. Crump, S. Scott Crump's wife, and presently-exercisable options to purchase 2,950 shares of common stock held by Ms. Crump. Does not include options held by Ms. Crump to purchase 10,000 shares of common stock that are not presently exercisable. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 154,165 shares of common stock owned directly and presently-exercisable options to acquire 23,500 shares of common stock held by Ralph E. Crump, Mr. Crump's father, and 154,165 shares owned directly by Marjorie Crump, Mr. Crump's mother.

(6) Includes presently-exercisable options to purchase 11,450 shares of common stock. Does not include options to purchase 16,200 shares of common stock that are not presently exercisable.

(7) Includes presently-exercisable options to purchase 28,500 shares of common stock. Does not include options to purchase 12,500 shares of common stock that are not presently exercisable. Also includes 154,165 shares of common stock directly owned by Marjorie Crump, Ralph Crump's wife. Mr. Crump disclaims beneficial ownership of all such shares. In addition, Mr. Crump disclaims beneficial ownership of 359,180 shares of common stock owned directly by, presently-exercisable options to acquire 22,950 shares of common stock held by, and presently-exercisable warrants to purchase 8,000 shares of common stock held by S. Scott Crump, Mr. Crump's son, and 358,787 shares owned directly by and presently-exercisable options to purchase 2,950 shares of common stock held by Lisa H. Crump, Mr. Crump's daughter-in-law.

(8) Represents presently-exercisable options to purchase 69,500 shares of common stock and presently-exercisable warrants to purchase 8,000 shares of common stock. Does not include options to purchase 12,500 shares of common stock that are not presently exercisable.

(9) Represents presently-exercisable options to purchase 50,687 shares of common stock. Does not include options to purchase 12,500 shares of common stock that are not presently exercisable.

(10) Represents presently-exercisable options to purchase 58,500 shares of common stock. Does not include options to purchase 12,500 shares of common stock that are not presently exercisable.

(11) Includes presently-exercisable options to purchase 12,000 shares of common stock and presently-exercisable warrants to purchase 32,000 shares of common stock. Does not include options to purchase 10,000 shares of common stock that are not presently exercisable.

(12) Includes presently-exercisable options to purchase 256,537 shares of common stock.

                              CERTAIN TRANSACTIONS

         Under a Technology Sale and Assignment Agreement, dated as of December 21, 1998, the Company agreed to purchase from a company that is in the business of developing, manufacturing and selling rapid prototyping devices (the "RP Company"), and the RP Company agreed to sell to the Company, in-process rapid prototyping technology (the "RP Technology"). The RP Technology was the subject of certain agreements to develop a rapid prototyping product that the Company and the RP Company had entered into in September 1997. The Company agreed to pay the RP Company $5,945,709.04 in cash and to issue warrants to purchase 128,000 shares of the Company's common stock at an exercise price of $13.875 per share exercisable until January 4, 2003. The parties also agreed to amend or terminate the agreements that they had entered into in 1997 as necessary to conform the two transactions. In a separate transaction, the Company submitted a purchase order to the RP Company for $519,000 of ongoing development work with respect to the RP Technology. S. Scott Crump, the Company's Chairman, President, Chief Executive officer and Treasurer, and Arnold Wasserman, a company director, each owned one Investment Unit in the RP Company; and Cameron Truesdell, a Company director, owned two Investment Units in the RP Company; and Constance Crump, Scott Crump's sister, and her husband jointly owned one Investment Unit in the RP Company. The purchase price for each Investment Unit was $250,000. The RP Company transferred the RP Technology to the Company before the end of 1998, and the Company paid the full consideration for the RP Technology in early 1999. In connection with the transaction, S. Scott Crump received a cash distribution of $375,137 from the RP Company; Arnold Wasserman received a cash distribution of $359,521 from the RP Company; Constance Crump and her husband received a cash distribution of $346,986 from the RP Company; and Cameron Truesdell received a cash distribution of $693,973 from the RP Company. Each of the foregoing investors also received warrants to purchase 8,000 shares of common stock per Investment Unit exercisable on the terms described above. The disinterested Directors of the Company approved the terms of the Technology Sale and Assignment Agreement. The Company deemed the consideration paid by it for the RP Technology fair and reasonable.

         On February 10, 1999, the Company entered into a stock option agreement with Cameron Truesdell. In consideration for his services as a director of the Company, Mr. Truesdell received a non-qualified option to purchase 7,000 shares of Common Stock at an exercise price of $5.00. All of the options are immediately exercisable and expire on February 10, 2004.

         On October 21, 1999, all independent Directors received non-qualified options in connection with their service on Board. Mr. Schwieter received a non-qualified option to purchase 20,000 shares of common stock at an exercise price of $5.00, 10,000 of which are immediately exercisable and 5,000 of which are exercisable each year for the next two years. Messrs. Ralph Crump, Wilson, Truesdell, and Wasserman each received non-qualified options to purchase 15,000 shares of common stock at an exercise price of $5.00, 5,000 which are immediately exercisable and 5,000 of which are exercisable each year for the next two years. All of these options terminate on October 20, 2004.

         On January 7, 2000, the Company issued Messrs. Ralph Crump, Wilson, Wasserman, and Schwieter 5,000 non-qualified options in connection with their service on the Board. These options are immediately exercisable at an exercise price of $7.55 per share. These options expire on January 6, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 2.  APPROVAL BY STOCKHOLDERS OF THE COMPANY'S 2000 INCENTIVE STOCK
             OPTION PLAN

         The Board of Directors has adopted, subject to the approval of stockholders, the Company's 2000 Incentive Stock Option Plan, which authorizes the grant of options to purchase 250,000 shares of common stock.

GENERAL

         The Board of Directors has deemed it in the best interest of the Company to establish the 2000 Plan to provide employees and other persons involved in the continuing development and success of the Company an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase common stock. Persons eligible to receive grants of options under the 2000 Plan are referred to below as "Participants." The Plan supplements the Company's existing stock option plans. It is the opinion of the Board of Directors that by rewarding the Company's employees and other individuals contributing to the Company with the opportunity to acquire an equity investment in the Company, the stock option plans will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

         The following description summarizes some of the provisions of the 2000 Plan. Interested persons should refer to the full text of the 2000 Plan for more detail. Copies of the 2000 Plan are available for examination on the SEC's web site at www.sec.gov and at the Company's principal office, 14950 Martin Drive, Eden Prairie, Minnesota 55344- 2020.

         The 2000 Plan allows the Company to grant incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, Non-Qualified Stock Options not intended to qualify under Section 422(b) of the Code, and Stock Appreciation Rights. ISO's, NQSO's, and SAR's are collectively referred to below as "Options". The 2000 Plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

         The Company may grant ISO's separately or in tandem with SAR's to employees of the Company, including officers, but excluding directors who are not employees of the Company. The Company may grant NQSO's separately or in tandem with SAR's to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees, but are involved in the continuing development and success of the Company. In general, the total exercise price of all ISO's granted to an employee who is not a 10% owner under all of the Company's Stock Option Plans may not exceed $100,000 in the year in which they vest. Any Options granted in excess of the $100,000 limitation would be NQSO's. Furthermore, the Company may not grant more than 50,000 Options to a Participant in any calendar year. The Company presently has approximately 190 employees (including one director-employee), and five outside directors who are eligible for grants of one or more types of Options under the 2000 Plan. The Company cannot presently determine the number of non-employees who may be entitled to NQSO's under the Plan.

ADMINISTRATION

         The 2000 Plan may be administered by the Board of Directors, by the Board's Compensation Committee, or by another Board Committee of composed solely of at least two "outside directors" (as defined under Section 162(m) of the Code). The Compensation Committee administers the existing Stock Option Plans and is expected to administer the 2000 Plan as well. The administrator of the 2000 Plan is referred to below as the "Committee." The Committee has the authority to make the following determinations:

         -        the persons who will receive Option grants;

         - whether the Options are ISO's or NQSO's and whether they are granted in tandem with SAR's;

         -        how participants may exercise their Options;

         -        how participants may pay the exercise price;

         -        the number of Options granted.

TERMS OF OPTIONS

         The Committee will determine the terms of Options granted under the 2000 Plan as long as the terms are not inconsistent with the limitations of the 2000 Plan. The terms will be subject to the conditions described below.

         Term of Option. No Option may have a term of more than ten years from the date of grant. In the case of ISO's granted to employees who also directly or indirectly own more than 10% of the Company's common stock ("10% Owners"), an Option may not have a term of more than five years.

         Vesting. In general, Options must vest over a period of not longer than five years and at a rate of not less than 20% per year. The Committee may also grant Options that vest on the Participant's or the Company's attainment of specified performance goals.

         Exercise Price. The exercise price of NQSO's may not be less than 85% of the fair market value of the Company's common stock on the date of grant. The exercise price of ISO's may not be less than the fair market value of the Company's common stock on the date of grant. In the case of 10% Owners, the exercise price must be at least 110% of the fair market value on the date of grant.

         Payment of Exercise Price. Participants may pay the exercise price in cash or by check. The Committee also has the discretion to permit full or partial payment of the exercise price by delivery of an interest-bearing promissory note or shares of the Company's common stock having a fair market value equal to the exercise price. The Committee may also permit the Participant to have the Company withhold from the common stock to be issued on exercise that number of shares having a fair market value equal to the exercise price and/or the tax withholding due.

         Termination of Employment. Unless a Participant's option agreement provides otherwise, a Participant may exercise his vested Options within three months after termination of his employment or consulting agreement. All Options will immediately terminate on a Participant's termination for cause.

         Death or Disability. Unless a Participant's option agreement provides otherwise, if a Participant dies while employed or within three months after termination of his employment without cause, his personal representatives can exercise his Options for six months after his death. If a Participant becomes disabled while employed, he or his personal representatives may exercise his Options at any time within six months after the termination of his employment due to the disability.

         Transferability of Options. A Participant may not transfer or grant any interest in ISO's, except by will or under the laws of intestacy. The Committee has the discretion to permit Participants to transfer or otherwise grant interests in NQSO's.

TERMINATION, MODIFICATION AND AMENDMENT OF THE PLAN

         The 2000 Plan will terminate ten years after the date of its adoption by the Board of Directors. No Option will be granted after termination of the 2000 Plan. The terms of Options, however, may extend beyond the expiration of the 2000 Plan.

         The Board of Directors of the Company may terminate the 2000 Plan at any time prior to its expiration date. It may also make such modifications or amendments of the 2000 Plan as it deems advisable. However, the Board may not, without stockholder approval, increase the maximum number of shares as to which Options may be granted under the 2000 Plan or materially change the standards of eligibility under the 2000 Plan.

         No termination, modification or amendment of the 2000 Plan may adversely affect the terms of any outstanding options without the consent of the holders of those Options. In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         If the number of outstanding shares of the Company's Common Stock changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or similar transaction, the Board of Directors of the Company will make an appropriate adjustment in the total number of shares of common stock available under the 2000 Plan, the number of shares reserved for issuance upon the exercise of outstanding Options, and the exercise prices of outstanding Options.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the federal income tax consequences of the grant and exercise of Options granted under the 2000 Plan. The law is subject to change, including retroactive change. In addition, the tax consequences may vary depending on the particular circumstances of a Participant. A Participant may also be subject to state or local income tax consequences that differ from those described below.

         ISO's. The grant and exercise of ISO's and the subsequent sale of shares will have the following federal income tax treatment.

         - A Participant will not realize taxable income on either the grant or the exercise of an ISO.

         - The difference between fair market value of the common stock on the date of exercise and the exercise price will be included in alternative minimum taxable income.

         - If the Participant sells the shares issued on exercise of his Option more than two years after the date of grant and more than one year after the exercise of the Option, the difference between the net proceeds of the sale of shares issued on exercise and the exercise price will be capital gain or loss.

         - If the Participant sells the shares issued on exercise of his Option less than two years after the date of grant or less than one year after the exercise of the Option, the sale will be a disqualifying disposition. The Participant will recognize ordinary income equal to the difference between the fair market value of the shares issued on the date of exercise and the exercise price and capital gains on any balance.

         - The Company may not deduct any amounts in connection with the exercise of an Option or the sale of shares issued on exercise, unless the sale is a disqualifying disposition. In that case, the Company will be able to deduct the amount that the Participant recognizes as ordinary income.

         NQSO's. The grant and exercise of NQSO's and the subsequent sale of shares will have the following federal income tax treatment.

         - The Participant will not recognize income on the grant of an NQSO.

         - The Participant will recognize ordinary income on the exercise of an NQSO equal to the difference between the fair market value of the common stock on the date of grant and the exercise price.

         - The ordinary income recognized on exercise may be compensation income subject to withholding under federal and state law.

         - The Company would be entitled to deduct as a compensation expense the amount of compensation income recognized by the Participant.

         - The Participant will have a tax basis in the shares issued on exercise equal to the fair market value of the common stock on the date of exercise.

         - On sale of the shares issued, the Participant will recognize capital gain or loss equal to the difference between the net proceeds of the sale and the fair market value of the common stock on the date of exercise. The Participant's capital gains holding period begins on the exercise date.

         The Company's deduction of income recognized by a Participant on exercise of his Option may be subject to Section 162(m) of the Code, which limits to $1 million the amount a publicly held corporation may deduct with respect to remuneration paid to an executive officer of the corporation. Generally, the income that an executive officer recognizes on exercise of an NQSO will be treated as remuneration and included in the $1 million limitation. The rule does not apply, however, if the option plan limits the number of options that the corporation may grant during any year. The 2000 Plan limits the number of Options that the Company may grant in any year to 50,000 Options. Therefore, the Company believes that it will not be subject to the $1 million limitation under Section 162(m) of the Code.

         SAR's. The grant of an SAR is generally not a taxable event for the Participant. Upon the exercise of an SAR, the Participant will recognize ordinary income equal to the amount of cash and the fair market value of any common stock received upon exercise, and the Company will be entitled to a deduction equal to the same amount, subject to the $1 million limitation under
Section 162(m) of the Code.

NEW PLAN BENEFITS

                  The Company has granted, subject to stockholder approval, Options to purchase 132,200 shares of common stock under the 2000 Plan through March 10, 2000, 50,000 of which have vested. The weighted average exercise price of such Options is approximately $5.75. The following table sets forth the number of Options granted through March 10, 2000, to

         - the Company's executive officers named above in the Executive Compensation Table

         -        all current executive officers as a group

         -        all current directors as a group

         - all employees, including all current officers who are not executive officers, as a group

The 117,800 options available for grant under the 2000 Plan will be awarded at the discretion of the Company's Compensation Committee or Board of Directors.

                                NEW PLAN BENEFITS

                STRATASYS, INC. 2000 INCENTIVE STOCK OPTION PLAN

   NAME AND POSITION                                 NUMBER OF OPTIONS GRANTED
   -----------------                                 -------------------------
S. Scott Crump                                                10,000
Chairman, President, Treasurer
    and Director

Thomas W. Stenoien                                             6,000
Chief Financial Officer and
    Secretary

All executive officers as a group                             16,000

All directors who are not executive officers                 100,000

All employees other than executive officers                   16,200

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                            INDEPENDENT ACCOUNTANTS

         Rothstein, Kass & Company, P.C. ("RK&Co.") audited the Company's financial statements for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997, and has been the independent public accountants of the Company since December 20, 1994. RK&Co. has no financial interest, either direct or indirect, in the Company. The Board of Directors has not yet selected independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2000. It was the determination of the Board of Directors that the Company should not be obligated at this time to retain a specific firm of independent accountants.

         No representative of RK&Co. is expected to attend the Annual Meeting or to make a statement or respond to questions from stockholders.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company no later than December 11, 2000, in order for them to be included in the proxy statement and form of proxy relating to that meeting. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

                              AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Thomas W. Stenoien, the Company's Corporate Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020, or on the Commission's Web Site at www.sec.gov.

By Order of the Board of Directors

Thomas W. Stenoien, Secretary

Eden Prairie, Minnesota
April 7, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of STRATASYS, INC., a Delaware corporation (the "Company"), hereby appoints S. SCOTT CRUMP and THOMAS W. STENOIEN, and each of them, the proxies of the undersigned, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of STRATASYS, INC., to be held on May 11, 2000 at 3:30 p.m., at the Fifth Seasons Room, Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. The election of six members to the Board of Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as provided in the Company's Proxy Statement:

                  [ ] FOR all nominees listed below

                  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                  (Instructions: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name below.)

                  S. Scott Crump, Ralph E. Crump, Clifford H. Schwieter, Cameron Truesdell, Arnold J. Wasserman, and Gregory L. Wilson.

2.       To approve the adoption of the Company's 2000 Incentive Stock Option
         Plan.

                  [ ] FOR  [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF PROPOSAL 2, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 7, 2000 relating to the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 1999.

                                     -------------------------------------------

                                     -------------------------------------------
                                     Signature(s) of Stockholder(s)

                                     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation or partnership, please sign the full corporate or partnership name, and give the title of signing officer or general partner.

                                     Date                           2000
                                         --------------

                                     PLEASE MARK, SIGN, DATE AND RETURN THE
                                     PROXY CARD PROMPTLY USING THE ENCLOSED
                                     ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.